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                                 EXHIBIT 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 7, 1996 (except Note 15, as to which the date is October 10, 1996), in the Amendment No. 1 to the Registration Statement (Form S-1 No. 333-14007) and related Prospectus of Credit Management Solutions, Inc. for the registration of 2,600,000 shares of its common stock.


                                                         /s/ Ernst & Young LLP

Baltimore, Maryland
October 24, 1996